Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-234425 and 333-234425 -01
Pricing Supplement dated March 31, 2022 (To Prospectus dated December 31, 2019, Series A Prospectus Supplement dated December 31, 2019 and Product Supplement EQUITY-1 dated January 3, 2020)
BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

■   Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF (each referred to as an “Underlying”)
■   Unlike ordinary debt securities, the Securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Any return you receive on the Securities and whether the Securities are automatically called will depend in each case on the Fund Closing Price of the Lowest Performing Underlying on the relevant Observation Date. The Lowest Performing Underlying on any Observation Date is the Underlying that has the lowest Fund Closing Price on that Observation Date as a percentage of its Starting Value
■   Automatic Call.  If the Fund Closing Price of the Lowest Performing Underlying on any Observation Date is greater than or equal to its Starting Value, the Securities will be automatically called for the principal amount plus the Call Premium applicable to that Observation Date. The Call Premium applicable to each Observation Date will be a percentage of the principal amount that increases for each Observation Date based on a simple (non-compounding) return of 20.00% per annum
Observation Date
Call Premium
April 5, 2023
20.00% of the principal amount
April 5, 2024
40.00% of the principal amount
March 31, 2025 (the “Valuation Date”)
60.00% of the principal amount
■   Redemption Amount. If the Securities are not automatically called, you will receive a Redemption Amount that could be equal to or less than the principal amount per Security depending on the Fund Closing Price of the Lowest Performing Underlying on the Valuation Date as follows:
■
If the Fund Closing Price of the Lowest Performing Underlying on the Valuation Date is less than its Starting Value, but greater than or equal to its Threshold Value, you will receive the principal amount of your Securities
■
If the Fund Closing Price of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value, you will have full downside exposure to the decrease in the price of the Lowest Performing Underlying from its Starting Value, and you will lose more than 30%, and possibly all, of the principal amount of your Securities
■   The Threshold Value for each Underlying is 70% of its Starting Value
■   Investors may lose a significant portion, or all, of the principal amount
■   Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Observation Date. You will not benefit in any way from the performance of the better performing Underlying
■   Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Lowest Performing Underlying on the applicable Observation Date significantly exceeds its Starting Value. You will not participate in any appreciation of either Underlying beyond the applicable fixed Call Premium
■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities
■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is $926.70 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Risk Factors” beginning on page PS-8 of this pricing supplement and “Structuring the Securities” on page PS-30 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Risk Factors” beginning on page PS-8 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$24.25	$975.75
Total	$1,987,000.00	$48,184.75	$1,938,815.25
(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest” in this pricing supplement for further information.
(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Terms of the Securities
Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:	The iShares® Silver Trust (Bloomberg symbol: “SLV”) and the VanEck® Gold Miners ETF (Bloomberg symbol: “GDX”).
Pricing Date:	March 31, 2022.
Issue Date:	April 5, 2022. (T+3)
Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:
If the Fund Closing Price of the Lowest Performing Underlying on any Observation Date is greater than or equal to its Starting Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus the Call Premium applicable to the relevant Observation Date. The last Observation Date is the Valuation Date, and payment upon an automatic call on the Valuation Date, if applicable, will be made on the Maturity Date.
Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Lowest Performing Underlying on the applicable Observation Date significantly exceeds its Starting Value. You will not participate in any appreciation of either Underlying beyond the applicable Call Premium.
If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date. You will not receive any notice from us if the Securities are automatically called.

Observation Dates and Call Premiums:
The Call Premium applicable to each Observation Date will be a percentage of the principal amount that increases for each Observation Date based on a simple (non-compounding) return of 20.00% per annum.
The Call Premium and payment per Security upon an automatic call that is applicable to each Observation Date are specified in the table below.
Observation Date
Call Premium
Payment per Security upon an Automatic Call
 April 5, 2023
20.00% of the principal amount
$1,200.00
 April 5, 2024
40.00% of the principal amount
$1,400.00
March 31, 2025
60.00% of the principal amount
$1,600.00
We refer to March 31, 2025 as the “Valuation Date.”
The Observation Dates are subject to postponement for non-Trading Days and the occurrence of a Market Disruption Event. See “—Postponement of an Observation  Date” below.

Call Settlement Date:
Five business days after the applicable Observation Date (as each such Observation Date may be postponed pursuant to “—Postponement of an Observation  Date” below, if applicable); provided that the Call Settlement Date for the last Observation Date is the Maturity Date. If an Observation Date is postponed with respect to one or more Underlyings, the related Call Settlement Date will be five business days after the last Observation Date as postponed.

Maturity Date:
April 7, 2025.  If the Valuation Date is postponed, the Maturity Date will be the later of (i) April 7, 2025 and (ii) three business days after the last Valuation Date as postponed. See “—Postponement of an Observation Date” below.  The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Redemption Amount:
If the Securities are not automatically called, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Redemption Amount. The “Redemption Amount” per Security will equal:
•    if the Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Starting Value but greater than or equal to its Threshold Value:
         $1,000; or
•    if the Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value:
$1,000 × Performance Factor of the Lowest Performing Underlying on the Valuation Date
If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Lowest Performing Underlying:
For any Observation Date, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Observation Date (as such Observation Date may be postponed for one or more Underlyings pursuant to “—Postponement of an Observation Date” below, if applicable).

Performance Factor:	With respect to an Underlying on any Observation Date, its Fund Closing Price on such Observation Date divided by its Starting Value (expressed as a percentage).
Starting Value:	With respect to the iShares® Silver Trust: $22.88, its Fund Closing Price on the Pricing Date. With respect to the VanEck® Gold Miners ETF: $38.35, its Fund Closing Price on the Pricing Date.
Ending Value:	With respect to each Underlying, its Fund Closing Price on the Valuation Date.
Threshold Value:	With respect to the iShares® Silver Trust: $16.016, which is equal to 70% of its Starting Value. With respect to the VanEck® Gold Miners ETF: $26.845, which is equal to 70% of its Starting Value.
Fund Closing Price:
With respect to an Underlying, the “Fund Closing Price” on any Trading Day means the product of (i) the Closing Price of one share of such Underlying (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such Underlying on such Trading Day.

Closing Price:
The “Closing Price” for one share of an Underlying (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Underlying (or any such other security) is listed or admitted to trading.

Adjustment Factor:
The “Adjustment Factor” means, with respect to a share of an Underlying (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Underlying. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to an Underlying; Alternate Calculation” below.

Postponement of an Observation Date:
The Observation Dates (including the Valuation Date) are each referred to as a “Observation Date.” If any Observation Date is not a Trading Day (as defined below under “Additional Terms of the Securities — Certain Definitions”), with respect to either Underlying, such Observation Date for each Underlying will be postponed to the next succeeding day that is a Trading Day for each Underlying. An Observation Date for an Underlying is also subject to postponement due to the occurrence of a Market Disruption Event with respect to such Underlying on such Observation Date. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:	BofAS and Wells Fargo Securities, LLC (“WFS”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09709UE46

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Additional Information about BofA Finance, the Guarantor and the Securities
The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
●	Product Supplement EQUITY-1 dated January 3, 2020: https://www.sec.gov/Archives/edgar/data/70858/000119312520001483/d836196d424b5.htm
●	Series A MTN prospectus supplement dated December 31, 2019 and prospectus dated December 31, 2019: https://www.sec.gov/Archives/edgar/data/70858/000119312519326462/d859470d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, and the related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, in each case, except obligations that are subject to any priorities or preferences by law. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Investor Considerations
We have designed the Securities for investors who:
■   believe that the Fund Closing Price of the Lowest Performing Underlying will be greater than or equal to its Starting Value on one of the Observation Dates;
■   seek the potential for a fixed return if the Lowest Performing Underlying has appreciated at all as of any of the Observation Dates in lieu of full participation in any potential appreciation of either or both of the Underlyings;
■   understand that if the Fund Closing Price of the Lowest Performing Underlying is less than its Starting Value on each Observation Date, they will not receive any positive return on their investment in the Securities, and that if the Fund Closing Price of the Lowest Performing Underlying on the Valuation Date has declined by more than 30% from its Starting Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 30%, and possibly all, of the principal amount of their Securities at maturity;
■   understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Observation Date if the Securities are called on an earlier Observation Date;
■    understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Observation Date and that they will not benefit in any way from the performance of the better performing Underlying;
■   understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;
■   understand and are willing to accept the full downside risks of each Underlying;
■   are willing to forgo interest payments on the Securities and dividends on shares of the Underlyings or the securities or assets included in the Underlyings; and
■   are willing to hold the Securities until maturity.
The Securities are not designed for, and may not be an appropriate investment for, investors who:
■   seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■   require full payment of the principal amount of the Securities at maturity;
■   believe that the Fund Closing Price of the Lowest Performing Underlying will be less than its Starting Value on each Observation Date;
■   seek a security with a fixed term;
■   are unwilling to accept the risk that, if the Fund Closing Price of the Lowest Performing Underlying is less than its Starting Value on each Observation Date, they will not receive any positive return on their investment in the Securities;
■   are unwilling to accept the risk that the Fund Closing Price of the Lowest Performing Underlying on the Valuation Date may decline by more than 30% from its Starting Value to its Ending Value;
■   are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price that is set forth on the cover page of this pricing supplement;
■   seek current income;
■   are unwilling to accept the risk of exposure to the Underlyings;
■   seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;
■   seek exposure to the upside performance of either or both Underlyings beyond the applicable Call Premiums;
■   are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or
■   prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Determining Timing and Amount of Payment on the Securities
The timing and amount of the payment you will receive will be determined as follows:

Is the Fund Closing Price of the Lowest Performing Underlying greater than or equal to its Starting Value on an Observation Date prior to the Valuation Date?
Yes
The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the related Call Settlement Date
No
Is the Fund Closing Price of the Lowest Performing Underlying greater than or equal to its Starting Value on the Valuation Date?
Yes
The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the Maturity Date
No
Is the Ending Value of the Lowest Performing Underlying greater than or equal to its Threshold Value?
Yes
You will receive the principal amount of $1,000 per Security on the Maturity Date
No
On the Maturity Date, you will receive per Security:
$1,000 x Performance Factor of the Lowest Performing Underlying on the Valuation Date
In this case, you will lose more than 30%, and possibly all, of the principal amount of your Securities

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Hypothetical Payout Profile
The following profile illustrates the potential payment on the Securities for a range of hypothetical percentage changes in the Fund Closing Price of the Lowest Performing Underlying from the Pricing Date to the applicable Observation Date. The profile is based on the Call Premium of 20.00% for the first Observation Date, 40.00% for the second Observation Date and 60.00% for the third Observation Date  and a Threshold Value equal to 70% of the Starting Value of the Lowest Performing Underlying. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) the Underlying that is the Lowest Performing Underlying on each Observation Date; (ii) whether the Securities are automatically called; (iii) if the Securities are automatically called, the actual Observation Date on which the Securities are called; (iv) if the Securities are not automatically called, the actual Ending Value of the Lowest Performing Underlying; and (v) whether you hold your Securities to maturity or earlier automatic call. The performance of the better performing Underlying is not relevant to your return on the Securities.

Third Observation Date (Call Premium: 60.00%)
(i.e., Valuation Date)
Second Observation Date (Call Premium: 40.00%)
First Observation Date (Call Premium: 20.00%)
30% contingent downside
Security Return
Hypothetical Percentage Change in the Fund Closing Price of the Lowest Performing Underlying from Pricing Date to Applicable Observation Date
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100.0%
-80.0%
-60.0%
-40.0%
-20.0%
0.0%
20.0%
40.0%
60.0%
First Observation Date
Second Observation Date
Third Observation Date (Valuation Date)
Redemption Amount (on the Stated Maturity Date)
Lowest Performing Underlying

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Risk Factors
The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement and page 7 of the accompanying prospectus. The index underlying the GDX is sometimes referred to as its “underlying index.”
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.
Any positive investment return on the Securities is limited. You will not participate in any increase in the prices of the Underlyings. Any positive investment return is limited to the applicable Call Premium, if any, regardless of the extent to which the Fund Closing Price of either Underlying on any Observation Date exceeds its Starting Value. In contrast, a direct investment in the Underlyings or in the securities or assets included in or held by the Underlyings would allow you to receive the benefit of any appreciation in their values. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities or assets and received the dividends paid or distributions made on them, if any. The return on the Securities may be less than a comparable investment directly in the Underlyings or in the securities or assets included in or held by the Underlyings. There is no guarantee that the Securities will be called for more than the principal amount, and it is possible you will not receive any positive return on the Securities.
The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the Fund Closing Price of either Underlying exceeds its Starting Value or Threshold Value on any Observation Date.
The Call Premium or Redemption Amount, as applicable, will not reflect the prices of the Underlyings other than on the Observation Dates. The prices of the Underlyings during the term of the Securities other than on the Observation Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the Call Premium or the Redemption Amount, as applicable, by comparing only the Starting Value or Threshold Value, as applicable, to the Fund Closing Price of the Lowest Performing Underlying on the applicable Observation Date. No other prices of the Underlyings will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the price of each Underlying was always above its Threshold Value prior to the Valuation Date.
The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on any Observation Date, the Fund Closing Price of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the applicable Call Premium with respect to the applicable Observation Date. In this case, you will lose the opportunity to receive payment of any higher call premium that otherwise would be payable after the date of the automatic call. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.
Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the Fund Closing Price of one Underlying is always greater than or equal to its Threshold Value. Your Securities are linked to the lowest performing of the Underlyings, and a change in the price of one Underlying may not correlate with changes in the price of the other Underlying(s). The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the price of one Underlying could be offset to some extent by the appreciation in the price of the other Underlying(s). In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the price of one Underlying would not be offset by any appreciation in the price of the other Underlying(s). Even if the Fund Closing Price of an Underlying is at or above its Starting Value on an Observation Date, the Securities will not be automatically called, and you will not receive the Call Premium with respect to that Observation Date, if the Fund Closing Price of the other Underlying is below its Starting Value on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a portion of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.
Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.
Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment on an automatic call or the Redemption Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the payment date, regardless of the Fund Closing Price of the Lowest Performing Underlying as compared to its Starting Value or Threshold Value, as applicable.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.
Valuation- and Market-related Risks

The public offering price you are paying for the Securities exceeds their initial estimated value. The initial estimated value of the Securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the Pricing Date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.
We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.
The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: prices of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.
Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Underlyings or securities or assets held by or included in the Underlyings, or futures or options contracts on the Underlyings or those securities or assets, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities or assets. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlyings or securities or assets held by or included in the Underlyings, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure

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made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may have affected the prices of the Underlyings. Consequently, the prices of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also may have engaged in hedging activities that could have affected the prices of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlyings, the market value of your Securities prior to maturity or the amounts payable on the Securities.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying-related Risks
An investment in the Securities is subject to risks associated with investing in stocks in the gold and silver mining industries. All or substantially all of the equity securities held by the GDX are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold has fluctuated in recent years and may continue to fluctuate substantially over short periods of time so the trading price of the shares of the GDX may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation and changes in industrial and commercial demand for metals. Additionally, increased environmental or labor costs may depress the value of metal investments. In times of significant inflation or great economic uncertainty, gold, silver and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold, silver and other precious metals may be adversely affected, which could in turn affect the GDX’s returns. If a natural disaster or other event with a significant economic impact occurs in a region where the companies in which the GDX invests operate, that disaster or event could negatively affect the profitability of these companies and, in turn, the GDX’s investment in them. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the GDX and the price of the GDX during the term of the Securities, which may adversely affect the value of your Securities.
In addition, the GDX is classified as “non-diversified” under the Investment Company Act of 1940, as amended. A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the GDX may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.
An investment in the Securities is subject to risks associated with foreign securities markets, including emerging markets. Some of the securities held by the GDX are issued by foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S.

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companies that are not subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.
In addition, the GDX may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
The securities included in the GDX may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the Closing Price of the GDX which could, in turn, adversely affect the value of the Securities.
The Securities are subject to foreign currency exchange rate risk. The GDX holds securities traded outside of the United States. Its share price will fluctuate based upon its net asset value, which will in turn depend in part upon changes in the value of the currencies in which the securities held by the GDX are traded. Accordingly, investors in the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the GDX are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the net asset value of the GDX will be adversely affected and the price of the GDX may decrease.
Recent executive orders may adversely affect the performance of the GDX. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. If the issuer of any of the equity securities held by the GDX is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the GDX. In addition, under these circumstances, the GDX is expected to remove the equity securities of that company from the GDX. Any changes to the composition of the GDX in response to these executive orders could adversely affect the performance of the GDX.
The performance of the GDX may not correlate with the performance of its underlying index as well as the net asset value per share of the GDX, especially during periods of market volatility. The performance of the GDX and that of its underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the GDX may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index. This could be due to, for example, the GDX not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the GDX, differences in trading hours between the GDX (or the underlying assets held by the GDX) and its underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares of the GDX are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the GDX may differ from its net asset value per share; shares of the GDX may trade at, above, or below its net asset value per share. During periods of market volatility, securities held by the GDX may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the GDX and the liquidity of the GDX may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares of the GDX. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the GDX. As a result, under these circumstances, the market value of shares of the GDX may vary substantially from the net asset value per share of the GDX.
The Securities are subject to risks associated with silver. The SLV seeks to reflect generally the performance of the price of silver, less the SLV’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, increases in silver hedging activity by silver producers, significant changes in attitude by speculators and investors in silver, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for

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silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.
There are risks associated with commodities trading on the London Bullion Market Association. The investment objective of the SLV is to reflect generally the price of silver before the payment of its expenses and liabilities. The price of silver is determined by the London Bullion Market Association (the “LBMA”) or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA silver price as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the Securities. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA silver price. All of these factors could adversely affect the price of the SLV and, therefore, the return on the Securities.
Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The SLV is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The SLV’s underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the Securities carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.
The SLV is not an investment company or commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act of 1936, as amended. Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
The performance of the SLV may not correlate with the performance of its underlying commodity as well as the net asset value per share of the SLV, especially during periods of market volatility. The SLV does not fully replicate the performance of its underlying commodity, which is silver, due to the fees and expenses charged by the SLV or by restrictions on access to its underlying commodity due to other circumstances. The SLV does not generate any income, and as the SLV regularly sells its underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The SLV sells its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SLV of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the Securities. Additionally, there is a risk that part or all of the SLV’s holdings in its underlying commodity could be lost, damaged or stolen. Access to the SLV’s underlying commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the SLV and its underlying commodity. In addition, because the shares of the SLV are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the SLV may differ from the net asset value per share of the SLV. During periods of market volatility, the SLV’s underlying commodity may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the SLV and the liquidity of the SLV may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the SLV. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the SLV. As a result, under these circumstances, the market value of shares of the SLV may vary substantially from the net asset value per share of the SLV. For all of the foregoing reasons, the performance of the SLV may not correlate with the performance of its underlying commodity as well as the net asset value per share of the SLV, which could materially and adversely affect the value of the Securities in the secondary market and/or reduce any payment on the Securities.
The anti-dilution adjustments will be limited. The calculation agent may adjust the Adjustment Factor of an Underlying and other terms of the Securities to reflect certain actions by the Underlying, as described in the section “Additional Terms of the Securities— Anti-dilution Adjustments Relating to an Underlying; Alternate Calculation” below. The calculation agent will not be required to make an adjustment for every event that may affect an Underlying and will have broad discretion to determine whether and to what extent an adjustment is required.
The sponsor or investment advisor of an Underlying may adjust that Underlying in a way that affects its prices, and the sponsor or investment advisor has no obligation to consider your interests. The sponsor or investment advisor of an Underlying can add, delete, or substitute the components included in that Underlying or make other methodological changes that could change its price. Any of these actions could adversely affect the value of your Securities.

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Tax-related Risks
The U.S. federal income tax consequences of an investment in the Securities are uncertain, and may be adverse to a holder of the Securities. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or securities similar to the Securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain. Under the terms of the Securities, you will have agreed with us to treat the Securities as single financial contracts, as described below under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Securities, the timing and character of gain or loss with respect to the Securities may differ. No ruling will be requested from the IRS with respect to the Securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Securities.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Hypothetical Returns
If the Securities are automatically called:
Assuming that the Securities are automatically called, the following table illustrates, for each hypothetical Observation Date on which the Securities are automatically called:
•     the payment per Security on the related Call Settlement Date; and
•     the pre-tax total rate of return.

Hypothetical Observation Date on which Securities are automatically called	Payment per Security on related Call Settlement Date	Pre-tax total rate of return
1st Observation Date	$1,200.00	20.00%
2nd Observation Date	$1,400.00	40.00%
3rd Observation Date	$1,600.00	60.00%
If the Securities are not automatically called:
Assuming that the Securities are not automatically called, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Underlying on the Valuation Date:
•     the hypothetical Redemption Amount per Security; and
•     the hypothetical pre-tax total rate of return.

Hypothetical Performance Factor of the Lowest Performing Underlying on the Valuation Date(1)	Hypothetical Redemption Amount per Security	Hypothetical pre-tax total rate of return
95.00%	$1,000.00	0.00%
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
69.00%	$690.00	-31.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%
(1)     The Performance Factor of the Lowest Performing Underlying on the Valuation Date is equal to its Ending Value divided by its Starting Value (expressed as a percentage).
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual payment per Security upon an automatic call or Redemption Amount and the resulting pre-tax rate of return will depend on (i) the Underlying that is the Lowest Performing Underlying on each Observation Date; (ii) whether the Securities are automatically called; (iii) if the Securities are automatically called, the actual Observation Date on which the Securities are called; (iv) if the Securities are not automatically called, the actual Ending Value of the Lowest Performing Underlying; and (v) whether you hold your Securities to maturity or earlier automatic call. The performance of the better performing Underlying is not relevant to your return on the Securities.

Market Linked Securities—Auto-Callable with Contingent Downside
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Hypothetical Payment Upon An Automatic Call
Set forth below are two examples of calculations of the amount payable if the Securities are automatically called on an Observation  Date. The Securities will be automatically called on an Observation  Date if the Fund Closing Price of the Lowest Performing Underlying on such Observation Date is greater than or equal to its Starting Value. The following examples assume the hypothetical Starting Value and Fund Closing Prices for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value. The hypothetical Starting Value of $100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for either Underlying. The actual Starting Value for each Underlying is set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlyings, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The Fund Closing Price of the Lowest Performing Underlying on the first Observation Date is greater than its Starting Value, and the Securities are automatically called:
	iShares® Silver Trust	VanEck® Gold Miners ETF
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Fund Closing Price on first Observation Date:	$125.00	$135.00
Performance Factor (Fund Closing Price on first Observation Date divided by Starting Value):	125.00%	135.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the first Observation Date.
In this example, the iShares® Silver Trust has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the first Observation Date.
Step 2: Determine the payment upon automatic call.
Since the hypothetical Fund Closing Price of the Lowest Performing Underlying on the first Observation Date is greater than its hypothetical Starting Value, the Securities are automatically called and you will receive on the related Call Settlement Date the principal amount of your securities plus a Call Premium of 20.00% of the principal amount per Security. Even though the Lowest Performing Underlying appreciated by 25.00% from its Starting Value to its Fund Closing Price on the first Observation Date in this example, your return is limited to the Call Premium of 20.00% that is applicable to such Observation Date.
On the Call Settlement Date, you would receive $1,200.00 per Security.
Example 2. The Securities are not automatically called prior to the last Observation Date (the Valuation Date). The Fund Closing Price of the Lowest Performing Underlying on the Valuation Date is greater than its Starting Value, and the Securities are automatically called:
	iShares® Silver Trust	VanEck® Gold Miners ETF
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Fund Closing Price on Observation Dates prior to the Valuation Date:	Various (all above Starting Value)	Various (all below Starting Value)
Hypothetical Fund Closing Price on Valuation Date:	$120.00	$130.00
Performance Factor (Fund Closing Price on Valuation Date divided by Starting Value):	120.00%	130.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Valuation Date.
In this example, the iShares® Silver Trust has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Valuation Date.
Step 2: Determine the payment upon automatic call.
Since the hypothetical Fund Closing Price of the Lowest Performing Underlying on each Observation Date prior to the last Observation Date (which is the Valuation Date) is less than its hypothetical Starting Value, the Securities are not called prior to the Valuation Date. Since the Fund Closing Price of the Lowest Performing Underlying on the Valuation Date is greater than its Starting Value, the Securities are automatically called and you will receive on the related Call Settlement Date (which is the Maturity Date) the principal amount of your Securities plus a Call Premium of 60.00% of the principal amount per Security.
On the Call Settlement Date (which is the Maturity Date), you would receive $1,600.00 per Security.

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Hypothetical Redemption Amount
If the Fund Closing Price of the Lowest Performing Underlying is less than its Starting Value on each Observation Date, the Securities will not be automatically called, and at maturity you will receive a Redemption Amount that will be equal to or less than the principal amount per Security, depending on the Ending Value of the Lowest Performing Underlying (i.e., the Fund Closing Price of the Lowest Performing Underlying on the Valuation Date). Set forth below are two examples of calculations of the Redemption Amount, assuming that the Securities have not been automatically called and assuming the hypothetical Starting Value, Threshold Value and Ending Values for the Underlyings indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value for either Underlying. The hypothetical Starting Value of $100.00 for the Underlyings has been chosen for illustrative purposes only and does not represent the actual Starting Value for either Underlying. The actual Starting Value and Threshold Value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlyings, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Starting Value but greater than its Threshold Value, and the Redemption Amount is equal to the principal amount:
	iShares® Silver Trust	VanEck® Gold Miners ETF
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Ending Value:	$90.00	$120.00
Hypothetical Threshold Value:	$70.00	$70.00
Performance Factor (Ending Value divided by Starting Value):	90.00%	120.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Valuation Date.
In this example, the iShares® Silver Trust has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Valuation Date.
Step 2: Determine the Redemption Amount based on the Ending Value of the Lowest Performing Underlying on the Valuation Date.
Since the hypothetical Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its hypothetical Starting Value but greater than its hypothetical Threshold Value, you would be repaid the principal amount of your Securities at maturity.
On the Maturity Date, you would receive $1,000.00 per Security.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Example 2. The Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its Threshold Value, and the Redemption Amount is less than the principal amount:
	iShares® Silver Trust	VanEck® Gold Miners ETF
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Ending Value:	$120.00	$50.00
Hypothetical Threshold Value:	$70.00	$70.00
Performance factor (Ending Value divided by Starting Value):	120.00%	50.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Valuation Date.
In this example, the VanEck® Gold Miners ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Valuation Date.
Step 2: Determine the Redemption Amount based on the Ending Value of the Lowest Performing Underlying on the Valuation Date.
Since the hypothetical Ending Value of the Lowest Performing Underlying on the Valuation Date is less than its hypothetical Threshold Value, you would lose a portion of the principal amount of your Securities and receive a Redemption Amount equal to $500.00 per Security, calculated as follows:
= $1,000 × Performance Factor of the Lowest Performing Underlying on the Valuation Date
= $1000 × 50.00%
= $500.00
On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%. As this example illustrates, if either Underlying depreciates below its Threshold Value on the Valuation Date, you will incur a loss on the Securities at maturity, even if the other Underlying has appreciated or has not declined below its Threshold Value.
To the extent that the Starting Value, Threshold Value and Ending Value of the Lowest Performing Underlying differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Additional Terms of the Securities
BofA Finance will issue the Securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the Series A MTN prospectus supplement. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information.
Certain Definitions
A “Trading Day” with respect to an Underlying means a day, as determined by the calculation agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to such Underlying or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.
The “Relevant Stock Exchange” for an Underlying means the primary exchange or quotation system on which shares (or other applicable securities) of such Underlying are traded, as determined by the calculation agent.
The “Related Futures or Options Exchange” for an Underlying means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Underlying.
Market Disruption Events
A “Market Disruption Event” with respect to an Underlying means any of the following events as determined by the calculation agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of such Underlying or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Underlying or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Underlying or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Underlying or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Underlying or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the close of trading on that day.

(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Underlying or any successor fund fails to open for trading during its regular trading session.
For purposes of determining whether a Market Disruption Event has occurred with respect to an Underlying:
(1)	“close of trading” means the scheduled closing time of the Relevant Stock Exchange with respect to such Underlying or any successor fund; and
(2)
the “scheduled closing time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for such Underlying or any successor fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

If a Market Disruption Event occurs or is continuing with respect to an Underlying on any Observation Date, then such Observation Date for such Underlying will be postponed to the first succeeding Trading Day for such Underlying on which a Market Disruption Event for such Underlying has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Underlying after the originally scheduled Observation Date, that eighth Trading Day shall be deemed to be the Observation Date for such Underlying. If an Observation Date has been postponed eight Trading Days for an Underlying after the

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originally scheduled Observation Date and a Market Disruption Event occurs or is continuing with respect to such Underlying on such eighth Trading Day, the calculation agent will determine the Closing Price of such Underlying on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of such Underlying as of the close of trading on such eighth Trading Day. Notwithstanding a postponement of an Observation Date for one Underlying due to a Market Disruption Event with respect to such Underlying, the originally scheduled Observation Date will remain the Observation Date for the other Underlying if such other Underlying is not affected by a Market Disruption Event.
Anti-dilution Adjustments Relating to an Underlying; Alternate Calculation
Anti-dilution Adjustments
The calculation agent will adjust the Adjustment Factor with respect to an Underlying as specified below if any of the events specified below occurs with respect to such Underlying and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Valuation Date for such Underlying.
The adjustments specified below do not cover all events that could affect an Underlying, and there may be other events that could affect an Underlying for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the Securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, an Underlying, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the Securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the Securities. All determinations made by the calculation agent in making any adjustments to the terms of the Securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the Securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Underlying.
For any event described below, the calculation agent will not be required to adjust the Adjustment Factor for an Underlying unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.
(A)           Stock Splits and Reverse Stock Splits
If a stock split or reverse stock split has occurred with respect to an Underlying, then once such split has become effective, the Adjustment Factor for such Underlying will be adjusted to equal the product of the prior Adjustment Factor for such Underlying and the number of securities which a holder of one share (or other applicable security) of such Underlying before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.
(B)           Stock Dividends
If a dividend or distribution of shares (or other applicable securities) of an Underlying has been made by such Underlying ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor for such Underlying will be adjusted on the ex-dividend date to equal the prior Adjustment Factor for such Underlying plus the product of the prior Adjustment Factor for such Underlying and the number of shares (or other applicable security) of such Underlying which a holder of one share (or other applicable security) of such Underlying before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Underlying paid or distributed is based on a fixed cash equivalent value.
(C)           Extraordinary Dividends
If an extraordinary dividend (as defined below) has occurred with respect to an Underlying, then the Adjustment Factor for such Underlying will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor for such Underlying and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such Underlying on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such Underlying on the Trading Day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).
For purposes of determining whether an extraordinary dividend has occurred:
(1)      “extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)      “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of an Underlying will equal the amount per share (or other applicable security) of such Underlying of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

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A distribution on the securities of an Underlying described under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.
(D)           Other Distributions
If an Underlying declares or makes a distribution to all holders of the shares (or other applicable security) of such Underlying of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the Securities that results solely from the applicable event.
(E)           Reorganization Events
If an Underlying, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Underlying is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Adjustment Factor for such Underlying or the method of determining the Redemption Amount or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect on the Securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).
Liquidation Events
If an Underlying is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Underlying, then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance, any subsequent Fund Closing Price for such Underlying will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the Securities.
If an Underlying undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of such Underlying is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the Fund Closing Price for such Underlying on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Underlying, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Underlying (including but not limited to, in the case of the GDX, the instance in which the underlying index sponsor discontinues publication of the underlying index), then the calculation agent will calculate the Fund Closing Price for such Underlying: (i) in the case of the GDX, in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by such Underlying immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event and (ii) in the case of the SLV, in good faith and in a commercially reasonable manner.
If a successor fund is selected or the calculation agent calculates the Fund Closing Price as a substitute for an Underlying, such successor fund or Fund Closing Price will be used as a substitute for such Underlying for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to such Underlying. Notwithstanding these alternative arrangements, a liquidation event with respect to an Underlying may adversely affect the value of the Securities.
If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the Securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.
Alternate Calculation
If at any time the method of calculating an Underlying or a successor fund, or, in the case of the GDX, the underlying index, is changed in a material respect, or if an Underlying or a successor fund is in any other way modified so that such Underlying does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Underlying or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of an exchange-traded fund comparable to such Underlying or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price of such Underlying and the Redemption Amount or Call Premium, as applicable, with reference to such adjusted Closing Price of such Underlying or such successor fund, as applicable.

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Events of Default and Acceleration
If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities—Events of Default and Rights of Acceleration” beginning on page 22 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Redemption Amount” above, calculated as though the date of acceleration were the Valuation Date of the Securities; provided that if the Fund Closing Price of the Lowest Performing Underlying on the date of acceleration is equal to or greater than its Starting Value, then the Redemption Amount will be calculated using a call premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

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All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the sponsor of the SLV and the investment advisor of the GDX (collectively, the “Advisors”). The Advisors, which license the copyright and all other rights to the Underlyings, have no obligation to continue to publish, and may discontinue publication of, the Underlyings. The consequences of either Advisor discontinuing publication of the applicable Underlying are discussed in "Additional Terms of the Securities -- Anti-dilution Adjustments relating to an Underlying; Alternate Calculation -- Liquidation Events"  above. None of us, the Guarantor, the calculation agent, or either Selling Agent accepts any responsibility for the calculation, maintenance or publication of either Underlying or any successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

iShares® Silver Trust
The SLV trades under the ticker symbol “SLV” on NYSE Arca. iShares Delaware Trust Sponsor LLC ("iShares Delaware") is the sponsor of the SLV. The Bank of New York Mellon is the trustee of the SLV, and JPMorgan Chase Bank, N.A., London branch is the custodian of the SLV.
The SLV seeks to reflect generally the price of silver before the payment of its expenses and liabilities. The assets of the SLV consist primarily of silver held by the custodian on behalf of the SLV. The SLV issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the SLV are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.
The shares of the SLV represent units of fractional undivided beneficial interest in and ownership of the assets of the SLV. The SLV is a passive investment vehicle and the trustee of the SLV does not actively manage the silver held by the SLV. The trustee of the SLV sells silver held by the SLV to pay the SLV’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the SLV’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.50% of the net asset value of the SLV and is payable monthly in arrears. The trustee of the SLV will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of SLV expenses or liabilities not assumed by iShares Delaware.
Information provided to or filed with the SEC by the SLV pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-262440 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. According to the SLV’s prospectus, the SLV is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder, the SLV is not a commodity pool within the meaning of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

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Historical Performance of the SLV
The following graph sets forth the daily historical performance of the SLV in the period from January 3, 2017 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the SLV’s Threshold Value of $16.016, which is 70% of the SLV’s Starting Value of $22.88.
This historical data on the SLV is not necessarily indicative of the future performance of the SLV or what the value of the Securities may be. Any historical upward or downward trend in the price of the SLV during any period set forth above is not an indication that the price of the SLV is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the prices and trading patterns of the SLV.

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Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

VanEck® Gold Miners ETF
We have derived the following information from publicly available documents published by VanEck ETF Trust (the “Trust”)(or, with respect to its underlying index, NYSE Arca).
Information provided to or filed with the SEC relating to the GDX under the Securities Exchange Act of 1934, as amended, can be located by reference to its Central Index Key, or CIK, 0001137360 through the SEC’s website at http://www.sec.gov. Additional information about the GDX may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not made any independent investigation as to the accuracy or completeness of such information.
The GDX is an investment portfolio maintained, managed and advised by the Trust. The GDX is an exchange traded fund that trades on NYSE Arca under the ticker symbol “GDX.” The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index (the “Underlying Index”). The GDX utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Underlying Index by investing in a portfolio of securities that generally replicates the Underlying Index. The GDX will normally invest at least 80% of its total assets in common stocks that comprise the Underlying Index.
The Underlying Index
The Underlying Index is a modified market capitalization weighted index comprised of securities issued by publicly traded companies involved primarily in the mining of gold or silver. The Underlying Index is calculated, maintained and published by ICE Data Indices, LLC (“IDI”), the index sponsor.
Eligibility Criteria for Index Components
The Underlying Index includes common stocks, American Depositary Receipts or Global Depositary Receipts of selected companies that are involved in mining for gold and silver and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. Generally, this includes exchanges in most developed markets and major emerging markets, and includes companies that are cross-listed, i.e., both U.S. and Canadian listings. IDI will use its discretion to avoid exchanges and markets that are considered “frontier” in nature or have major restrictions to foreign ownership. The universe of companies eligible for inclusion in the Underlying Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities (40% for companies that are already included in the Underlying Index). Also, the Underlying Index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining, which will not exceed 20% of the Underlying Index weight at each rebalance.
Further, both streaming companies and royalty companies are eligible for inclusion in the Underlying Index. Companies that have not yet commenced production are also eligible for inclusion in the Underlying Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the index universe in how much a particular company has hedged in gold or silver production via futures, options or forward contracts.
Only companies with a market capitalization of greater than $750 million that have an average daily trading volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Underlying Index. A buffer is enforced for companies already in the Underlying Index. For companies already included in the Underlying Index, the market capitalization requirement at each rebalance is $450 million, the average daily volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months.
IDI has the discretion to not include all companies that meet the minimum criteria for inclusion.

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Calculation of the Underlying Index
The Underlying Index is calculated by IDI on a net total return basis. The calculation is based on the current modified market capitalization divided by a divisor. The divisor was determined on the initial capitalization base of the Underlying Index and the base level and may be adjusted as a result of corporate actions and composition changes, as described below. The level of the Underlying Index was set at 500.00 on December 19, 2002, which is the index base date. The Underlying Index is calculated using the following formula:

     Where:
          t = Index Calculation Date t;
          D ntr,t  = the Index Divisor on Index Calculation Date t;
          P i , t = Price (in the Index Base Currency) of Index Constituent i on Index Calculation Date t;
          Q i,t = number of Shares of Index Constituent i on Index Calculation Date t;
Underlying Index Maintenance
Quarterly Index Rebalances
The Underlying Index is reviewed quarterly so that the selection and weightings of the constituents continues to reflect as closely as possible the Underlying Index’s objective of measuring the performance of highly capitalized companies in the gold mining industry. IDI may at any time and from time to time change the number of securities comprising the Underlying Index by adding or deleting one or more securities, or replacing one or more securities contained in the Underlying Index with one or more substitute securities of its choice, if, in IDI’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Underlying Index.  A company will be removed from the Underlying Index during the quarterly review if either (1) its market capitalization falls below $450 million or (2) its average daily trading volume for the previous three months is less than 30,000 shares and its average daily traded value for the previous three months is less than $600,000.
Weightings at Quarterly Index Rebalances
At the time of the quarterly rebalance, the component security weights (also referred to as the multiplier or share quantities of each component security) will be modified to conform to the following asset diversification requirements:
1.	the weight of any single component security may not account for more than 20% of the total value of the Underlying Index;

2.
the component securities are split into two subgroups-large and small, which are ranked by unadjusted market capitalization weight in the Underlying Index. Large securities are defined as having a starting index weight greater than or equal to 5%. Small securities are defined as having a starting index weight below 5%; and

3.
the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Underlying Index may not account for more than 45% of the total index value.

The weights of the components securities (taking into account expected component changes and share adjustments) are modified in accordance with the Underlying Index’s diversification rules.
Diversification Rule 1: If any component stock exceeds 20% of the total value of the Underlying Index, then all stocks greater than 20% of the Underlying Index are reduced to represent 20% of the value of the Underlying Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.
Diversification Rule 2: The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are components with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that classify as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. Alternatively, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of

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the starting index weight, then Diversification Rule 2 is not executed. If Diversification Rule 2 is executed, then the large group will represent in the aggregate 45% and the small group will represent 55% in the aggregate of the final index weight. This will be adjusted through the following process: The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the Underlying Index. If any large component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.
Changes to the Underlying Index composition and/or the component security weights in the Underlying Index are determined and announced prior to taking effect. These changes typically become effective after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.
Corporate Action-Related Adjustments
The Underlying Index may be adjusted in order to maintain the continuity of the index level and the composition. The underlying aim is that the index continues to reflect as closely as possible the value of the underlying portfolio. Adjustments take place in reaction to events that occur with constituents, in order to mitigate or eliminate the effect of that event on the Underlying Index.
The Index Divisor will be adjusted for corporate actions and any additions, deletions and share changes, as described in more detail below. The Index Divisor is calculated as follows:

     Where:
          t = Index Calculation Date t;
          D ntr,t  = the Index Divisor on Index Calculation Date t;
          APC i , t = the Adjusted Previous Close Price (for net dividends going ex-dividend on Index Calculation Date t and corporate actions, and, denominated in the Index Base Currency) of Index Constituent i on Index Calculation Date t;
          Q i,t = number of Shares of Index Constituent i on Index Calculation Date t;
          Index(NTR) t -1 = the Underlying Index Level from Date t-1;
Adjustments take place in reaction to events that occur with constituents in order to mitigate or eliminate the effect of that event on the performance of the Underlying Index as follow:
(1)
Removal of constituents. Any stock deleted from the Underlying Index as a result of a corporate action such as a merger, acquisition, spin-off, delisting or bankruptcy is typically not replaced with a new constituent. The total number of stocks in the Underlying Index is reduced by one every time a company is deleted. In certain circumstances, IDI may decide to add another constituent into the Underlying Index as a result of the pending removal of a current constituent. If a company is removed from the Underlying Index, the divisor will be adapted to maintain the index level.

a.
Mergers and acquisitions. In the event that a merger or acquisition occurs between members of the Underlying Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. In the event that only one of the parties to a merger or acquisition is a member of the Underlying Index, an acquiring member of the Underlying Index continues as a member of the Underlying Index and its shares will be adjusted at the next rebalance while an acquired member of the Underlying Index is removed from the Underlying Index and its market capitalization redistributed proportionately across the remaining constituents via a divisor adjustment, and the acquiring company may be considered for inclusion at the next rebalance.

b.
Suspensions and company distress. Immediately upon a company’s filing for bankruptcy, an announcement will be made to remove the constituent from the Underlying Index effective for the next trading day. If the constituent is trading on an over-the-counter market, the last trade or price on that market is utilized as the deletion price on that day. If the stock does not trade on the relevant exchange between the bankruptcy announcement and the current index business day, the stock may be deleted from the Underlying Index with a presumed market value of $0.

c.	Split-up / spin-off. The closing price of the index constituent is adjusted by the value of the spin-off and the shares of the index constituent will not be adjusted.

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(2)
Dividends. The Underlying Index will be adjusted for dividends that are special. To determine whether a dividend should be considered a special dividend, the compiler will use the following criteria: (a) the declaration of a dividend additional to those dividends declared as part of a company’s normal results and dividend reporting cycle; or (b) the identification of an element of a dividend paid in line with a company’s normal results and dividend reporting cycle as an element that is unambiguously additional to the company’s normal payment.

(3)
Rights issues and other rights. In the event of a rights issue, the price is adjusted for the value of the right before the open on the ex-date, and the shares are increased to maintain the constituent’s existing weighting within the Underlying Index. The adjustment assumes that the rights issue is fully subscribed. The amount of the price adjustment is determined from the terms of the rights issue, including the subscription price, and the price of the underlying security. IDI shall only enact adjustments if the rights represent a positive value, or are in-the-money, or, alternatively, represent or can be converted into a tangible cash value.

(4)
Bonus issues, stock splits and reverse stock splits. For bonus issues, stock splits and reverse stock splits, the number of shares included in the Underlying Index will be adjusted in accordance with the ratio given in the corporate action. Since the event won’t change the value of the company included in the Underlying Index, the divisor will not be changed because of this.

(5)	Changes in number of shares. Changes in the number of shares outstanding, typically due to share repurchases, tenders or offerings, will not be reflected in the Underlying Index.
Other Adjustments
In cases not expressly covered by the rules governing the Underlying Index, operational adjustments will take place along the lines of the aim of the Underlying Index. Operational adjustments may also take place if, in IDI’s opinion, it is desirable to do so to maintain a fair and orderly market in derivatives on the Underlying Index and/or is in the best interests of the investors in products based on the Underlying Index and/or the proper functioning of the markets. Any such modifications or exercise of expert judgment will also be governed by any applicable policies, procedures and guidelines in place by IDI at such time.
Historical Performance of the GDX
The following graph sets forth the daily historical performance of the GDX in the period from January 3, 2017 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the GDX’s Threshold Value of $26.845, which is 70% of the GDX’s Starting Value of $38.35.
This historical data on the GDX is not necessarily indicative of the future performance of the GDX or what the value of the Securities may be. Any historical upward or downward trend in the price of the GDX during any period set forth above is not an indication that the price of the GDX is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the prices and trading patterns of the GDX.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest
BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Securities. Accordingly, the offering of the Securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We will deliver the Securities against payment therefor in New York, New York on a date that is greater than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $24.25 per Security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 per Security. In addition to the concession allowed to WFA, WFS will pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.
In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
BofAS and any of our other broker-dealer affiliates and WFS and its broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.
Any price that BofAS, WFS or their respective affiliates may pay to repurchase the Securities will depend upon then prevailing market conditions, the creditworthiness of us and the Guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Securities.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

European Economic Area and United Kingdom
None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Securities in, from or otherwise involving the United Kingdom.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Redemption Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, resulted in the initial estimated value of the Securities on the Pricing Date being less than their public offering price. The initial estimated value of the Securities as of the Pricing Date is set forth on the cover page of this pricing supplement.
In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Risk Factors” beginning on page PS-8 above and “Supplemental Use of Proceeds” on page PS-19 of the accompanying product supplement.
Validity of the Securities

In the opinion of McGuireWoods LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on the applicable schedule to the master global note that represents the Securities (the  “master note”) identifying the Securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance and the provisions of the indenture governing the Notes and the related guarantee, and the Securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, such Securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors' rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture governing the Securities and due authentication of the master note, the validity, binding nature and enforceability of the indenture governing the Securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of McGuireWoods LLP dated December 30, 2019, which has been filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-234425) of BofA Finance and BAC, filed with the Securities and Exchange Commission on December 30, 2019.
Sidley Austin LLP, New York, New York, is acting as counsel to BofAS and as special tax counsel to BofA Finance and BAC.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

U.S. Federal Income Tax Summary
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Securities supplements, and to the extent inconsistent supersedes, the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the Securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Securities upon original issuance and will hold the Securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities, in the opinion of our counsel, Sidley Austin LLP, and based on certain factual representations received from us, the Securities should be treated as single financial contracts with respect to the Underlyings and under the terms of the Securities, we and every investor in the Securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Securities in accordance with such characterization. This discussion assumes that the Securities constitute single financial contracts with respect to the Underlyings for U.S. federal income tax purposes.  If the Securities did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the Securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including possible alternative characterizations.
Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Securities.
We will not attempt to ascertain whether any issuer of an Underlying would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of an Underlying were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Securities. You should refer to information filed with the SEC by the issuers of each Underlying and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of an Underlying is or becomes a PFIC or is or becomes a United States real property holding corporation.
U.S. Holders
Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the Securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Securities. A U.S. Holder’s tax basis in the Securities will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year. The deductibility of capital losses is subject to limitations.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Possible Application of Section 1260 of the Code. Since each Underlying is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption, or settlement).
If an investment in the Securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the Securities will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the Securities and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the Securities attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale, exchange, or redemption of the Securities at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the Securities. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the Securities.
As described below, the IRS, as indicated in Notice 2008-2 (the “Notice”), is considering whether Section 1260 of the Code generally applies or should apply to the Securities, including in situations where the Underlyings are not the type of financial asset described under Section 1260 of the Code.
Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the Securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Securities. In particular, the IRS could seek to subject the Securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the Securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the Securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the Securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
The Notice sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the Securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Securities, possibly with retroactive effect.
The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.
In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Securities.
It is also possible that the IRS could assert that your Securities should be treated as partially giving rise to “collectibles” gain or loss if you have held your Securities for more than one year, although we do not think such a treatment would be appropriate in this case because a sale, exchange, or redemption of the Securities is not a sale, exchange, or redemption of a collectible but is rather a sale, exchange, or redemption of a derivative contract that reflects the value, in part, of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the iShares® Silver Trust and the VanEck® Gold Miners ETF due April 7, 2025

Because of the absence of authority regarding the appropriate tax characterization of the Securities, it is also possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the Securities should be treated as ordinary gain or loss.
Non-U.S. Holders
Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Securities provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the Securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.
If a Non-U.S. Holder of the Securities is engaged in the conduct of a trade or business within the U.S. and if gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the Securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlyings or the Securities, and, following such occurrence, the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlyings or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the Securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate.
As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the Securities should be subject to withholding tax.  Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.
U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Security is likely to be treated as U.S. situs property subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Security.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General  — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Securities.